UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KULR TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1004273
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas	77598
(Address of Principal Executive Offices)	(Zip Code)

KULR Technology Group, Inc. 2025 Equity Incentive Plan
(Full title of the plan)

Michael Mo Chief Executive Officer KULR Technology Group, Inc. 555 Forge River Road, Suite 100 Webster, Texas 77598
(Name and address of agent for service)

(408) 663-5247
(Telephone number, including area code, of agent for service)

With a copy to:
Flora R. Perez, Esq. Grant J. Levine, Esq. Greenberg Traurig, P.A. 401 East Las Olas Boulevard Suite 2000 Fort Lauderdale, FL 33301 (954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by KULR Technology Group, Inc., a Delaware corporation (the “Company”), in connection with the registration of 7,500,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) issuable under the KULR Technology Group, Inc. 2025 Equity Incentive Plan; (the “2025 Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used for the reoffer and resale of (i) 809,304 shares of Common Stock issuable upon settlement of restricted stock awards and restricted stock units previously granted to certain officers and employees under the 2018 KULR Technology Group Equity Incentive Plan (the “2018 Plan”) and (ii) shares of Common Stock issued upon settlement of equity awards issued under the 2025 Plan on a continuous or delayed basis that may be deemed to be “control securities,” as such term is defined in General Instruction C to Form S-8, which have been or will be acquired by certain officers and directors of the Company identified as selling stockholders who may be deemed to be “affiliates” of the Company, as that term is defined in Rule 405 under the Securities Act, as amended (the “Securities Act”), and “restricted securities”, which are defined for purposes of General Instruction C to Form S-8 as securities issued under any employee benefit plan of the registrant meeting the definition of “restricted securities” in Rule 144 (a)(3), whether or not held by affiliates of the Company, acquired by the selling security holder prior to the filing of the registration statement. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including restricted stock awards and restricted stock units, that have been or will be granted to the selling stockholders identified herein under the 2025 Plan and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the 2025 Plan, as specified by Rule 428(b)(1) under the Securities Act. These documents are not required to be filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

KULR TECHNOLOGY GROUP, INC.

Up to 8,309,304

Shares of Common Stock

This reoffer prospectus relates to the resale, from time to time, of an aggregate of 8,309,304 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of KULR Technology Group, Inc. (“we,” “us,” “our,” the “Registrant” or the “Company”) that have or may be acquired by certain security holders identified herein in the section entitled “Selling Stockholders,” consisting of 7,500,000 shares that may be acquired in connection with future awards granted under the KULR Technology Group, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) and 809,304 shares issuable upon the settlement of restricted stock awards and restricted stock units previously granted to certain directors and employees under the 2018 KULR Technology Group Equity Incentive Plan (the “2018 Plan” and together with the 2025 Plan, the “Plans”). You should read this prospectus carefully before you invest in our Common Stock.

The selling stockholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may sell the Shares covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on NYSE American LLC or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which may be deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement.

We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction, provided that, if we do not satisfy the requirements for the use of Form S-3 at the time of filing this prospectus, the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each selling stockholders or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 8 of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on the NYSE American under the symbol “KULR” and the last reported sale price of our Common Stock on November 24, 2025 was $2.41 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 26, 2025

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.

Information regarding market and industry statistics contained in this prospectus, including the documents that we incorporate by reference, is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

PROSPECTUS SUMMARY

The Commission allows us to “incorporate by reference” certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

KULR Technology Group, Inc., through its wholly owned subsidiary KULR Technology Corporation, operates in two principal technology domains: energy storage systems and robotics and artificial intelligence (“A.I.”). Energy storage is the strategic core of our business and is anchored by the KULR ONE® platform. The Company also provides leadership in the industrial robotics and A.I. sectors through the distribution of the Exia exoskeleton systems. This recent expansion to KULR’s offerings complements our technology portfolio by positioning KULR within emerging automation and human–machine interface markets. In addition, KULR maintains commitment to its Bitcoin Treasury Strategy (see “Our Bitcoin Acquisition Strategy” section below), the benefits of which are leveraged to position KULR as a dominant leader in the energy storage and robotics & A.I. markets.

Our expertise in energy storage systems originates from the Company’s legacy proprietary carbon fiber-based thermal interface materials engineered for applications requiring high thermal conductivity and low mass. Building on this foundation of thermal expertise, the Company has expanded into a full battery system offering also known as the KULR ONE® platform as described with the figure below.

Fig. 1 Infographic description of the KULR ONE® ecosystem.

The roadmap for the KULR ONE® platform facilitates an ecosystem of energy storage related offerings consisting of the following: space with K1 Space (K1S), defense applications with K1 Guardian (K1G), grid, UPS, and datacenter back-up with the K1 Max (K1M), and drone, UAV, UAS, eVTOL with the K1 Air (K1A). Additionally, the Company continues to develop safety focused space and terrestrial battery management systems (BMS) with kBMS. Lastly, for customers wishing to leverage KULR’s expertise and capabilities, but to apply to their own battery designs, the Company provides all design, test, manufacturing, and production services under the KULR ONE® Design Solutions (K1-DS) umbrella. Off the shelf (OTS) energy storage related product lines, such as KULR’s trigger cells, thermal runaway shield (TRS), and SafeX safe storage solutions are also encompassed within K1-DS. Within KULR engineering, this ecosystem integrates thermal design, cell selection, battery pack design, battery management systems development, environmental and abuse testing, and certification support. Within KULR operations, it includes advanced manufacturing techniques and the strategic scaling of production capacity. All battery-related engineering and operational activities are conducted under our AS9100-certified quality management system.

In summary, our energy storage efforts focus on the design, testing, and commercialization of safe, high-performance lithium-ion (“Li-ion”) battery systems for cross industry applications. We develop technologies that address thermal management, battery safety, and the prevention of thermal runaway and cell-to-cell propagation—challenges that are critical to markets including aerospace, defense, commercial drones, electric mobility, stationary energy storage, and battery logistics.

Corporate Information

Our corporate name is KULR Technology Group, Inc. for both legal and commercial purposes. We are a Delaware corporation. Our executive offices are located at 555 Forge River Road, Suite 100, Webster, Texas 77598, and our telephone number is (408) 663-5247. We maintain a corporate website at www.kulr.ai. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

The Offering
Outstanding Common Stock:	45,682,027 shares of our Common Stock are outstanding as of November 24, 2025.
Common Stock Offered:	This offering relates to the resale by the selling stockholders of up to 8,309,304 shares of Common Stock. The selling stockholders identified in this prospectus have acquired or will acquire such shares pursuant to grants made pursuant to the Plans.
Selling Stockholders:	The selling stockholders are set forth in the section entitled “Selling Stockholders” of this reoffer prospectus on page 8. If we do not satisfy the requirements for the use of Form S-3 at the time of filing this prospectus, the amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling stockholders may not exceed, during any three month period, the amount specified in Rule 144(e).
Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the selling stockholders.
Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 8 of this reoffer prospectus.
NYSE American trading symbol:	KULR

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline, and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

USE OF PROCEEDS

The Shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the selling stockholders identified in this prospectus. We will not realize any proceeds from the sale of the Shares. All expenses of the registration of the shares will be paid by us. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

We are registering for resale the Shares covered by this prospectus to permit the selling stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from selling stockholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate. The selling stockholders acquired, or may acquire, these Shares from us pursuant to the Plans. The Shares may not be sold or otherwise transferred by the selling stockholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plans.

The following table sets forth:

•	the name of each selling stockholder;
•	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each selling stockholders;
•	the number and percentage of shares of our Common Stock that each selling stockholder beneficially owned as of November 26, 2025 prior to the offering for resale of the shares under this prospectus;
•	the number of Shares that may be offered for resale for the account of each selling stockholder under this prospectus; and
•	the number and percentage of shares of our Common Stock to be beneficially owned by each selling stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such selling stockholder).

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Because the selling stockholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of Shares in the column “Number of Shares Being Offered” represents all of the shares of our Common Stock that each selling stockholders may offer under this prospectus. We do not know how long the selling stockholders will hold the Shares before selling them or how many Shares they will sell. The Shares of our Common Stock offered by this prospectus may be offered from time to time by the selling stockholders listed below. We cannot assure you that any of the selling stockholders will offer for sale or sell any or all of the Shares offered by them by this prospectus.

Unless otherwise indicated, the address of each person named in the table below is c/o KULR Technology Group, Inc., 555 Forge River Road, Suite 100, Webster, Texas 77598.

	Number of Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Being	Number of Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Number	Percent (%)	Offered	Number	Percent (%)
Shawn Canter(3)	109,392	*	362,518	–	*
Dr. William Walker(4)	64,272	*	184,583	–	*
Donna H. Grier(5)	24,065	*	30,630	–	*
Dr. Joanna Massey(6)	24,378	*	30,943	–	*
Aron Schwartz(7)	6,565	*	13,130	–	*
Jay Yamamoto(8)	30,019	*	187,500	6,581	*

* less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. Applicable percentage ownership is based on 45,682,027 shares of Common Stock outstanding as of November 24, 2025.
(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the selling stockholders prior to the termination of this offering. Because the selling stockholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each selling stockholder will own upon completion of this offering. The number of shares beneficially owned after the offering excludes the number of shares underlying restricted stock units or restricted stock awards that are not subject to vest within 60 days of November 26, 2025.
(3)	Mr. Canter serves as the Chief Financial Officer of the Company and as a Director of the Company. Mr. Canter’s number of shares of Common Stock beneficially owned prior to the offering consists of (i) 62,517 shares held directly and (ii) 46,875 shares underlying restricted stock units that vest within 60 days of November 26, 2025.
(4)	Dr. Walker serves as Chief Technology Officer of the Company. Dr. Walker’s number of shares of Common Stock beneficially owned prior to the offering consists of (i) 33,022 shares held directly and (ii) 31,250 shares underlying restricted stock units that vest within 60 days of November 26, 2025.
(5)	Ms. Grier serves as a Director of the Company and Chair of our Audit Committee. Ms. Grier’s number of shares of Common Stock beneficially owned prior to the offering consists of (i) 17,500 shares held directly and (ii) 6,565 shares underlying restricted stock units that vest within 60 days of November 26, 2025.
(6)	Dr. Massey serves as the Lead Director of the Company and Chair of our Nominating and Corporate Governance Committee. Dr. Massey’s number of shares of Common Stock beneficially owned prior to the offering consists of (i) 17,813 shares held directly and (ii) 6,565 shares underlying restricted stock units that vest within 60 days of November 26, 2025.
(7)	Mr. Schwartz serves as a Director of the Company and Chair of our Compensation Committee. Mr. Schwartz number of shares of Common Stock beneficially owned prior to the offering consists of 6,565 shares underlying restricted stock units that vest within 60 days of November 26, 2025.
(8)	Mr. Yamamoto serves as General Counsel and Secretary of the Company. Mr. Yamamoto’s number of shares of Common Stock beneficially owned prior to the offering consists of (i) 694 shares held by Mr. Yamamoto’s spouse; (ii) 5,887 shares held in an IRA owned by Mr. Yamamoto’s spouse; and (iii) 23,438 shares underlying restricted stock units that vest within 60 days of November 26, 2025.

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

•	the selling stockholders identified herein;

•	those persons whose identities are not known as of the date hereof but may in the future be eligible to acquire Shares under the 2025 Plan; and

•	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the Shares offered hereby after the date of this reoffer prospectus and (b) offer or sell those Shares hereunder

We are registering the Shares covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus.

We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The selling stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE or NYSE American;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The selling stockholders may agree to indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, P.A.

EXPERTS

The consolidated financial statements of KULR Technology Group, Inc., as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in KULR Technology Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC” or the “Commission”) allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary):

1.	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

2.	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

3.	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;

4.	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 18, 2025;

5.	our Current Reports on Form 8-K, filed with the SEC on January 6, 2025, January 17, 2025, January 21, 2025, January 24, 2025, February 11, 2025, March 25, 2025, April 15, 2025, May 2, 2025, May 6, 2025, May 20, 2025, June 9, 2025, June 9, 2025, June 9, 2025, June 13, 2025, June 30, 2025, July 8, 2025, July 9, 2025 and July 10, 2025; and

6.	the description of our securities contained in our Form 8-A (File No. 001-40454), filed with the SEC on June 2, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

KULR Technology Group, Inc.

Attention: Shawn Canter, Chief Financial Officer

555 Forge River Road, Suite 100,

Webster, Texas 77598

(408) 663-5247

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

KULR TECHNOLOGY GROUP, INC.

UP TO 8,309,304 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

November 26, 2025

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC” or the “Commission”) allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary):

1.	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

2.	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

3.	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;

4.	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 18, 2025;

5.	our Current Reports on Form 8-K, filed with the SEC on January 6, 2025, January 17, 2025, January 21, 2025, January 24, 2025, February 11, 2025, March 25, 2025, April 15, 2025, May 2, 2025, May 6, 2025, May 20, 2025, June 9, 2025, June 9, 2025, June 9, 2025, June 13, 2025, June 30, 2025, July 8, 2025, July 9, 2025 and July 10, 2025; and

6.	the description of our securities contained in our Form 8-A (File No. 001-40454), filed with the SEC on June 2, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

KULR Technology Group, Inc.

Attention: Shawn Canter, Chief Financial Officer

555 Forge River Road, Suite 100,

Webster, Texas 77598

(408) 663-5247

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following is a summary of the general effect of the Delaware General Corporation Law, our certificate of incorporation, as amended, and certain agreements entered with each of our directors and executive officers relating to the indemnification of our directors and officers and insurance therefor. Such summaries are necessarily subject to the complete text of such statute, bylaws, certificate of incorporation and agreements and are qualified in their entirety by reference thereto.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The amended and restated certificate of incorporation of the Company provides for the indemnification of the Company’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

The effect of this provision in the Company’s amended and restated certificate of incorporation is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;
•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
•	any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

At present, we maintain directors’ and officers’ liability insurance to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
4.1*	KULR Technology Group, Inc. 2025 Equity Incentive Plan.
5.1*	Opinion of Greenberg Traurig, P.A.
23.1*	Consent of Marcum LLP.
23.2*	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Form S-8).
107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Webster, State of Texas, on November 26, 2025.

KULR TECHNOLOGY GROUP, INC.

By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Michael Mo and Shawn Canter, and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Mo	Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2025
Michael Mo
/s/ Shawn Canter	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 26, 2025
Shawn Canter

/s/ Joanna D. Massey	Director	November 26, 2025
Joanna D. Massey

/s/ Donna H. Grier	Director	November 26, 2025
Donna H. Grier

/s/ Aron Schwartz	Director	November 26, 2025
Aron Schwartz